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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-32896, 33-32894, and 33-45092) pertaining to the 1991 Stock
Option Plan, Non-Employee Directors' Stock Plan, and the 1991 Employee Stock Purchase Plan, of our report dated January 23, 1998, except for the last paragraph of Note 5, as to which the date is March 2, 1998, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        ERNST & YOUNG LLP


San Diego, California
March 26, 1998